UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Effective September 4, 2019, Betsy Atkins resigned as a member of the Board of Directors (the “Board”) of Covetrus, Inc. (the “Company”). Her resignation was not because of any disagreement with the Company on matters relating to its operations, policies or practices.

Effective September 4, 2019, David Shaw resigned as Chair of the Board. Mr. Shaw will continue to serve on the Board and has been appointed to serve on the Board’s Strategy Committee.

In connection with the resignation of Mr. Shaw as Chair of the Board, the Board has appointed Benjamin Wolin to serve as Chair until the Company’s annual meeting of stockholders in 2020. In connection with Mr. Wolin’s appointment as Chair of the Board, Mr. Wolin resigned from his positions on the Compensation Committee and the Strategy Committee.

(e)    In connection with his appointment as Chair of the Board, in addition to the compensation to which Mr. Wolin is entitled pursuant to the Company’s previously filed director compensation policy, Mr. Wolin has been awarded restricted stock units with a fair market value of $125,000 based on the closing sale price of the Company’s common stock on the grant date and a cash retainer of $70,000, payable on or about September 4, 2019.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: September 4, 2019	By:	Christine T. Komola
Christine T. Komola
EVP and Chief Financial Officer